Exhibit 107

Calculation of Filing Fee Tables

Schedule 13E-3

(Form Type)

First High-School Education Group Co., Ltd.

(Name of the Issuer and Name of Person Filing Statement)

Table 1 – Transaction Value

		Transaction Valuation		Fee Rate			Amount of Filing Fee

Fees to Be Paid	US$	1,642,748	(1)	0.00015310	(2)	US$	251.50
Fees Previously Paid		–
Total Transaction Valuation	US$	1,642,748
Total Fees Due for Filing						US$	251.50
Total Fees Previously Paid
Total Fee Offsets
Net Fee Due						US$	251.50

(1)	Calculated solely for the purpose of determining the filing fee in accordance with Rule 0-11(b)(1) under the Securities Exchange Act of 1934. The filing fee is calculated based on the sum of the aggregate cash payment for the proposed per-share cash payment of US$0.05 for 32,854,960 outstanding Class A Ordinary Shares of the issuer (including shares represented by ADSs) subject to the transaction as of December 13, 2024.

(2)	The amount of the filing fee calculated in accordance with the Exchange Act of 1934 equals US$153.10 for each US$1,000,000 of transaction value. The filing fee was calculated in accordance with Rule 0-11 under the Exchange Act.